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                AMERITAS VARIABLE LIFE INSURANCE COMPANY PRODUCTS

                                    EXHIBIT A

                  COMMISSION AND EXPENSE REIMBURSEMENT SCHEDULE

OVERTURE LIFE (Registration No. 33-1576)
Broker/Dealer, for its efforts in soliciting sales of the Policy described as Policy Form #4001 (Variable Life), shall receive commission as stated below. Only those premium payments received by AVLIC in the first 12 months of any Policy are commissionable. The Commission Schedule is as follows:

                                 ALL SALES 5.0%
OVERTURE ANNUITY (Registration No. 33-14774) (CLOSED TO NEW ISSUES) Broker/Dealer, for its efforts in soliciting sales of the Policy described as Policy Form #4780 (Variable Annuity), shall receive commission as stated below. Only those premium payments received by AVLIC in the first 12 months of any Policy are commissionable.

          ATTAINED AGE                       PERCENT OF PREMIUM PAID
          ------------                       -----------------------
              0-70                                    5.0%
              71+                                     4.2%

For Policy Form #4780, a service fee of .2% of the total Policy accumulation value will be paid after the end of each policy year to reimburse the broker/dealer for administrative costs incurred in servicing the Policy.

OVERTURE ANNUITY II (Registration No. 33-33844) (CLOSED TO NEW ISSUES) Broker/Dealer, for its efforts in soliciting sales of the Policy described as Policy Form #4782 (Variable Annuity II), shall receive commission as stated below:
     ATTAINED AGE                  FIRST YEAR              RENEWAL
     ------------                  ----------              -------
         0-70                         5.0%                   5.0%
         71+                          4.2%                   4.2%

For Policy Form #4782, a service fee of .2% of the total Policy accumulation value will be paid after the end of each policy year to reimburse the broker/dealer for administrative costs incurred in servicing the Policy. There may be a 100% chargeback of commission on policies where the annuitant dies from non-accidental causes during the first policy year.

OVERTURE ANNUITY III (NON TAX QUALIFIED) (Registration No. 33-58642) Broker/Dealer, for its efforts in soliciting sales of the Policy described as Policy Form #4784 (Variable Annuity III), shall receive commission as stated below:
     ATTAINED AGE                  FIRST YEAR              RENEWAL
     ------------                  ----------              -------
         0-65                         5.25%                 5.25%
        66-70                         5.00%                 5.00%
        71-80                         4.25%                 4.25%
        81-85                         2.45%                 2.45%
For Policy Form #4784, an annual service fee of .25% of the total Policy accumulation value will be paid at the end of each policy quarter after the first policy year, to reimburse the broker/dealer for administrative costs incurred in servicing the Policy. There may be a 100% chargeback of commission on policies where the annuitant dies from non-accidental causes during the first policy year.

OVERTURE ANNUITY III (TAX QUALIFIED) (Registration No. 33-58642)
Broker/Dealer, for its efforts in soliciting sales of the Policy described as Policy Form #4784 (Variable Annuity III), shall receive commission as stated below:
 ATTAINED AGE         POLICY YEAR             BELOW $2000         $2000 & ABOVE
 ------------         -----------             -----------         -------------
     0-65                   1                      4.25%               5.25%
     0-65                  2-on                    4.25%               5.25%

 ATTAINED AGE         POLICY YEAR             BELOW $2000         $2000 & ABOVE
 ------------         -----------             -----------         -------------
     66-70                   1                     4.00%               5.00%
     66-70                 2-on                    4.00%               5.00%

 ATTAINED AGE         POLICY YEAR             BELOW $2000         $2000 & ABOVE
 ------------         -----------             -----------         -------------
     71-80                   1                     3.25%               4.25%
     71-80                 2-on                    3.25%               4.25%

 ATTAINED AGE         POLICY YEAR             BELOW $2000         $2000 & ABOVE
 ------------         -----------             -----------         -------------
     81-85                   1                     1.45%               2.45%
     81-85                 2-on                    1.45%               2.45%


AG 1571-AVLIC Rev. 12-96
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OVERTURE ANNUITY III  (TAX QUALIFIED) (CONTINUED)
A lower commission is paid on all premium received while the cumulative premium is less than $2,000. When the cumulative premium since issue of the policy, equals or exceeds $2,000, then a greater commission is paid on that and all subsequent premiums. For Policy Form #4786, an annual service fee of .25% of the total policy accumulation value will be paid at the end of each policy quarter after the first policy year, to reimburse the broker/dealer for administrative costs incurred in servicing the Policy. There may be a 100% chargeback of commission on policies where the annuitant dies from non-accidental causes during the first policy year.

OVERTURE ANNUITY IIIP (Registration No. 33-98848)
Broker/Dealer, for its efforts in soliciting sales of the Policy described as Policy Form #4786 (Variable Annuity III), shall receive commission as stated below:

SCHEDULE A
   ATTAINED AGES        POLICY YEAR        BELOW $2000*          $2000 & ABOVE
   -------------        -----------        -----------           -------------
       0-75                  1                 4.25%                 5.25%
       0-75                 2-on               4.25%                 5.25%
   ATTAINED AGES        POLICY YEAR        BELOW $2000*          $2000 & ABOVE
   -------------        ----------         ------------          -------------
       76-80                 1                 3.25%                 4.25%
       76-80                2-on               3.25%                 4.25%
   ATTAINED AGES        POLICY YEAR        BELOW $2000*          $2000 & ABOVE
   -------------        -----------        ------------          -------------
       81-85                 1                 1.45%                 2.45%
       81-85                2-on               1.45%                 2.45%

SCHEDULE B
   ATTAINED AGES        POLICY YEAR        BELOW $2000*          $2000 & ABOVE
   -------------        -----------        ------------          -------------
      0-85                  1                 2.0%                   2.0%
      0-85                 2-on               2.0%                   2.0%

A lower commission is paid on all premium received while the cumulative premium is less than $2,000. When the cumulative premium since issue of the policy,
   ---------
equals or  exceeds  $2,000,  then a greater  commission  is paid on that and all
------------------
subsequent  premiums.
For Policy Form #4786, an annual service fee of .25% for Schedule A and .80% for Schedule B of the total policy accumulation value will be paid at the end of each policy quarter after the first policy year, to reimburse the broker/dealer for administrative costs incurred in servicing the Policy. There may be a 100% chargeback of commission on policies where the annuitant dies from non-accidental causes during the first policy year.
* Minimum premium less than $2,000 requires prior home office approval if policy is not Tax Qualified.
   ---
OVERTURE APPLAUSE! LIFE (Registration No. 33-30019)
Broker/Dealer, for its efforts in soliciting sales of the policy described as Policy Form #4010 (Flexible Premium Variable Universal Life), shall receive commission as stated below:
100% of First Year Target Premium. (FYTP) - (A Table of FYTP is included in the Overture Series Product & Reference Guide.)
In addition, First Year amounts in excess of the FYTP, shall receive a commission of 4%.
Renewal  premiums  received after the first year receive  compensation of 4%.

OVERTURE APPLAUSE! II (Registration No. 333-14845)
Broker/Dealer, for its efforts in soliciting sales of the policy described as Policy Form #4016 (Flexible Premium Variable Universal Life), shall receive commission as stated below:

                         FIRST ANNUAL
                      TARGET PREMIUM PLUS           PREMIUMS IN EXCESS OF TARGET                  ANNUAL ASSET
POLICY YEAR       RIDERS & SUBSTANDARD PREMIUM     PLUS RIDER & SUBSTANDARD PREMIUM         BASED ADMINISTRATIVE FEE*
-----------       ----------------------------     --------------------------------         -------------------------
    1                         95%                                4%                                     0%
    2-7                        4%                                4%                                     0%
    8+                         0                                 0                                    .25%

*Writing Representative only
The annual asset based administrative fee will be paid at the end of the policy quarter and is based on the policy accumulation value, unimpaired by reduced rate loans, at that time.

OVERTURE ENCORE (Registration No. 333-15585)
Broker/Dealer, for its efforts in soliciting sales of the policy described as Policy Form #4018 (Flexible Premium Variable Universal Life), shall receive commission as stated below:

                           FIRST ANNUAL
                        TARGET PREMIUM PLUS          PREMIUMS IN EXCESS OF TARGET                  ANNUAL ASSET
POLICY YEAR        RIDERS & SUBSTANDARD PREMIUM    PLUS RIDER & SUBSTANDARD PREMIUM         BASED ADMINISTRATIVE FEE*
-----------        ----------------------------    --------------------------------         -------------------------
     1                         90%                               2%                                      0%
     2-4                       2%                                2%                                      0%
     5+                        0                                 0                                     .25%

*Writing Representative only
The annual asset based administrative fee will be paid at the end of the policy quarter and is based on the policy accumulation value, unimpaired by reduced rate loans, at that time.